EXHIBIT 99.2




                                  NEWS RELEASE

                                                        FOR IMMEDIATE RELEASE


CONTACTS:
Jeff Krinks, Public Relations Manager
(661) 295-5600, ext. 2910
krinksj@3dsystems.com

Trudy Self, Self & Associates
(818) 880-5437
tmself@aol.com


3D Systems Reaches Agreement with Vantico


     VALENCIA, Calif., March 20, 2002 - 3D Systems Corp. (Nasdaq: TDSC), a leading manufacturer of solid imaging solutions, today announced it has entered into a settlement agreement with Vantico, Inc. related to the termination of the Distribution and R&D agreements between the two companies and the termination of the related arbitration proceedings.

     Under the terms of the settlement agreement, Vantico will pay 3D Systems $22 million, which can be satisfied at the election of Vantico in cash or the delivery of 1.55 million shares of 3D common stock. Payment (or the tender of shares of common stock) will be made in the second and/or third quarter of 2002. 3D will also have the option to purchase remaining shares of 3D stock currently owned by Vantico.

     Both parties will be free to develop, test, directly introduce, market and supply resins, including style files to the stereolithography (SL) resin materials to the market place.

     "This is a very positive move for 3D Systems and our customers" said Brian Service President and CEO. "It allows our customers an uninterrupted materials supply and will enable 3D Systems to fully integrate its RPC subsidiary and its materials development capacity. RPC, of Marly, Switzerland, an independent supplier of SL resins, currently operates as a sister company to 3D Systems, Inc. We expect to be able to immediately manufacture and offer a full range of SL materials to our


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customers, and extend the range to incorporate new materials with broader applications in the coming months," Service added.

About 3D Systems

     Founded in 1986, 3D Systems provides solid imaging products and solutions that help reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies that create physical objects from digital input.

     3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R) systems (stereolithography) and SLS(R) systems (selective laser sintering), as well as related software and materials. Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. The company licenses the complementary 3D Keltool(R) process, a method for producing steel mold inserts, and currently is developing systems that use composite paste materials for direct manufacturing.

     More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, extension 807, or 661/295-5600 internationally. An investor packet can be obtained by calling 800/757-1799. More information regarding RPC is available at www.rpc.ch.

     Certain statements in this news release may include forward-looking statements which express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: world economic conditions including the unknown effects of the continuing U.S. military action; actions of competitors and customers; compliance by the parties with the terms of the extension agreement, reliance on single or limited suppliers, the ability to timely and cost-effectively develop resins adequate for use with 3D Systems' products and which are commercially accepted, and such other factors as are described in the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-K for the year ended Dec. 31, 2000, quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and Sept. 30, 2001, and 3D Systems' current reports on Form 8-K filed on April 6, April 10, Sept. 4 and Nov. 5, 2001.